Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-86372 of Public Service Enterprise Group Incorporated (the "Company") and PSEG Funding Trust I on Form S-3 of our report dated February 15, 2002, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Parsippany, NJ

June 25, 2002